Nanophase Technologies Corporation 8-K

Exhibit 10.4

REPLACEMENT PROMISSORY NOTE

(Revolving Note - AR)

Principal Amount: $8,000,000.00 Date of Note: January 28, 2022

PROMISE TO PAY. NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation (“Borrower”), hereby promises to pay to BEACHCORP, LLC, a Delaware limited liability company (“Lender”), or order, in lawful money of the United States of America, the principal amount of EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00) (or so much thereof as may be outstanding) together with interest on the unpaid principal balance from the date hereof, until paid in full.

LOAN. This Note evidences Borrower’s Revolving Loans under the Amended and Restated Business Loan Agreement dated as of January 28, 2022 between Borrower and Lender (as it may be amended from time to time, the “Loan Agreement”). Capitalized terms used herein, but not otherwise defined herein, shall have the meaning given them in the Loan Agreement.

PAYMENT. Borrower will repay the Loan(s) evidenced hereby in accordance with the terms of the Loan Agreement.

INTEREST.

(a)       Interest on the Loans. Borrower shall pay interest on the Loan(s) in accordance with the terms of the Loan Agreement.

(b)       Default Interest. Notwithstanding the above provisions, if an Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each and every Loan shall bear interest, payable on demand, at the Default Rate under the Loan Agreement.

EVENTS OF DEFAULT. A default in the performance of any obligation hereunder or any Event of Default under the Loan Agreement shall constitute an Event of Default hereunder.

LENDER'S RIGHTS. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount, together with any Prepayment Fee which Borrower would be required to pay. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Illinois. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction and venue of the courts having situs in Cook or Will County, the State of Illinois. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

COLLATERAL; LOAN AGREEMENT. This Note is secured by the Collateral (as defined in the Loan Agreement). This Note is the Revolving Note referred to in the Loan Agreement.

SAVINGS CLAUSE. In no event shall the amount of interest or charges paid hereunder, together will all amounts reserved, charged, or taken by Lender as compensation for fees, services, or expenses incidental to making, negotiation, or collection of the loan evidenced hereby exceed the maximum rate of interest on the unpaid principal balance hereof, charges or compensation for fees, services, or expenses allowable by applicable law. If any sum is collected in excess of the applicable maximum rate or amount, the excess collected shall be applied to reduce the principal debt.

INDEMNITY. If the introduction of, or any change in, or in the interpretation of, or any change in its application to the Borrower of, any law or regulation, or compliance with any guideline from any governmental authority (whether or not having the force of law) has the effect of increasing the cost to the Lender of performing its obligations hereunder or otherwise reducing its effective return hereunder, then upon demand from time to time the Borrower shall compensate the Lender for such cost or reduction pursuant to a certificate reasonably prepared by the Lender.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other Person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this Loan, or release any party or guarantor or Collateral; or impair, fail to realize upon or perfect Lender's security interest in the Collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.

LENDER'S DISCRETION. Whenever this Note requires either Lender's consent, election, approval or similar action or otherwise vests in Lender the authority to make decisions and/or determinations, such actions shall be made or withheld in Lender's sole and absolute discretion, unless specifically provided otherwise and the granting of any consent, election, approval or similar action by Lender in any instance shall not constitute continuing consent, election, approval or similar action in subsequent instances where such is required.

ILLINOIS INSURANCE NOTICE. Unless Borrower provides Lender with evidence of the insurance coverage required by the Security Agreements, Lender may purchase insurance at Borrower's expense to protect Lender's interests in the Collateral. This insurance may, but need not, protect Borrower's interests. The coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by their agreement. If Lender purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Borrower's total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance Borrower may be able to obtain on Borrower's own.

REPLACEMENT NOTE. This Note replaces that certain Replacement Promissory Note (Revolving Note) from Borrower to Lender dated as of April 21, 2021 (the “Prior Note”), and nothing herein shall be deemed to forgive the indebtedness evidenced by the Prior Note.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE PROMISSORY NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE PROMISSORY NOTE.

BORROWER:

NANOPHASE TECHNOLOGIES CORPORATION

By:      /s/JESS JANKOWSKI

Name: Jess Jankowski

Its:      President & Chief Executive Officer

Address:

1319 Marquette Drive

Romeoville, IL 60446

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